SUB-ITEM 77Q1(a)


Appendix A, dated  February 23, 2010,  to the Master  Amended and  Restated
 By-Laws for MFS Series Trust II, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment
 No. 43 to the  Registration  Statement of MFS Series Trust
XIII (File Nos.  2-74959 and 811-3327),  as filed with the Securities and
 Exchange  Commission via EDGAR on April 28, 2010,  under Rule
485 under the Securities Act of 1933. Such document is incorporated herein by reference.